Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights Information" in the two Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 2, 2001, on First Defined Portfolio Fund, LLC, in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, No. 333-72447) of First Defined Portfolio Fund, LLC.


                                                              Ernst & Young LLP

Boston, Massachusetts
April 27, 2001